UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2011

AE BIOFUELS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51354	26-1407544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20400 Stevens Creek Blvd., Suite 700
Cupertino, California 95014
(Address of Principal Executive Office) (Zip Code)

 (408) 213-0940
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

SALE OF LAND IN DANVILLE, ILLINOIS

On May 27, 2011, Danville Ethanol, Inc., a subsidiary of AE Biofuels, Inc., sold 168 acres of land located in Danville, Illinois for gross consideration of $1,598,593 to A.L. Dougherty Farms, LLC.  Proceeds from the sale were used to repay $900,000 of outstanding indebtedness owed to Third Eye Capital Corporation, as Agent, under the Note and Warrant Purchase Agreement dated May 16, 2008 as amended from time to time.  The remainder of the proceeds were used to fund the completion of the construction of pharmaceutical grade glycerin and refining units at our 50MPGY biodiesel plant in India operated using non-food stearin feedstock.

In exchange for release of the remainder of the proceeds, AE Biofuels, Inc. entered into a Limited Waiver to the Note and Warrant Purchase Agreement (“Limited Waiver”) dated May 24, 2011 requiring the issuance of 700,000 shares of common stock to Third Eye Capital Corporation, as agent, and payment of a waiver and consent fee of $10,000.  The Limited Waiver requires the repayment of $700,000 due under the note within nine (9) months of the granting of the Limited Waiver.

This description of the Limited Waiver is not complete and is qualified in its entirety by reference to the text of the agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

10.1	Limited Waiver to Note and Warrant Purchase Agreement dated May 24, 2011, among Third Eye Capital Corporation, as Agent; and AE Biofuels, Inc.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AE Biofuels, Inc.

Date: May 31, 2011	By:	/s/ Eric A. McAfee
Eric McAfee
Chief Executive Officer

3